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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 2, 2005


                                  SOLUTIA INC.
                                  ------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    DELAWARE
                                    --------
                            (STATE OF INCORPORATION)


       001-13255                                            43-1781797
       ---------                                            ----------
       (COMMISSION                                          (IRS EMPLOYER
       FILE NUMBER)                                         IDENTIFICATION NO.)



575 MARYVILLE CENTRE DRIVE, P.O. BOX 66760, ST. LOUIS, MISSOURI      63166-6760
---------------------------------------------------------------      ----------
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                           (ZIP CODE)



                               (314) 674-1000
                               --------------
             REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         As previously reported, on December 17, 2003, Solutia Inc. ("Solutia") and its 14 U.S. subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The cases were consolidated for the purpose of joint administration and were assigned case number 03-17949 (PCB). Solutia's subsidiaries outside the United States were not included in the Chapter 11 filing.

         On March 2, 2005, the Bankruptcy Court approved a settlement agreement (the "Settlement Agreement") made as of December 30, 2004, by and among Solutia, Cytec Industries Inc. ("Cytec"), UCB S.A. ("UCB"), Solutia Canada Inc. ("SOCAN"), Surface Specialties, Inc. ("SSI") and Surface Specialties S.A. ("SSSA").

         The Settlement Agreement (1) resolved issues arising out of various contracts entered into by Solutia and its affiliates in connection with the sale of Solutia's resins, additives and adhesives business to UCB pursuant to a Stock and Asset Purchase Agreement dated December 2, 2002 (the "Solutia SAPA"), and (2) required Solutia to assume certain of the foregoing contracts as amended under the Settlement Agreement and required Solutia and SOCAN to consent to the assignment to Cytec of such contracts in connection with the sale of certain of UCB's assets, including the stock of SSI and SSSA, to Cytec pursuant to a Stock and Asset Purchase Agreement between the parties dated October 1, 2004 (the "UCB SAPA"). Solutia attached a copy of the Solutia SAPA to the Form 8-K it filed with the Commission on February 18, 2003 (File No. 001-13255).

         In connection with the closing of the transactions contemplated under the Solutia SAPA, Solutia and its affiliates and UCB and its affiliates entered into certain contracts for the provision of services to UCB following closing (the "Contracts"). UCB subsequently underwent an internal restructuring and assigned each of the Contracts to either SSI or SSSA. Since the closing, certain disputes have arisen between the parties under the Contracts and the Solutia SAPA, with each party asserting that the other owed it certain sums.

         In connection with UCB's sale of the stock of SSI and SSSA to Cytec pursuant to the UCB SAPA, UCB requested that Solutia assume certain Contracts and consent to UCB's assignment of the Contracts to Cytec. As an inducement to Solutia to assume and consent to assignment of Contracts, the parties agreed to amend certain of the assumed Contracts in a manner favorable to Solutia. In addition, UCB paid certain sums to Solutia and SOCAN and waived amounts allegedly owed by Solutia and SOCAN to UCB and its affliaties under the Contracts and the Solutia SAPA.

         The Settlement Agreement documents the agreements described in the preceding paragraph. More specifically, pursuant to the Settlement
Agreement:


         1. UCB waived tax indemnity and purchase price adjustment claims against Solutia arising under the Solutia SAPA in the amount of approximately $34.2 million. UCB is retaining its unliquidated tax indemnity claim against Solutia in the amount of approximately $18 million, and Solutia has reserved any and all of its rights to object to, or otherwise dispute, such claim as part of the claims resolution process in its bankruptcy case;

         2. UCB paid Solutia $7.5 million in resolution of certain monetary disputes with UCB arising under the Solutia SAPA;

         3. UCB paid SOCAN approximately $3.9 million Canadian in resolution of claims arising under the LaSalle Toll Agreement (as defined in the Solutia SAPA);

         4. UCB and its affiliates waived all claims against Solutia in the amount of approximately $2.9 million for amounts allegedly due UCB and its affiliates for accounts receivable collected by Solutia on behalf of UCB and its affiliates;

         5. UCB and its affiliates waived all claims against SOCAN in the amount of approximately $2.7 million Canadian for amounts allegedly due UCB for accounts receivable collected on behalf of UCB and its affiliates;

         6. Solutia obtained more favorable payment terms on each of the DME Sales Contract (as defined in the Solutia SAPA) and the Adipic Acid Supply Agreement (as defined in the Solutia SAPA);

         7. The DME Sales Contract was modified so that the profit split for resales is more favorable to Solutia; and

         8. The Adipic Acid Supply Agreement's term was extended and Solutia obtained an option to extend the term of the Ethyl-Acetate Sales Contract (as defined in the Solutia SAPA), both of which favor Solutia by providing a stable buyer of its products.

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

                                                SOLUTIA INC.
                                                -----------------------------
                                                (Registrant)

                                                /s/ Rosemary L. Klein
                                                -----------------------------
                                                Senior Vice President,
                                                General Counsel and Secretary

DATE: March 8, 2005